ROBISON, HILL & CO.                                 CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA



                                           January 29, 2003

Nasdaq Listing Qualifications
1735 K Street, N.W.
Washington, DC 20006

RE: Global Innovative Systems, Inc.

Dear Authority,

         We have been engaged by Global Innovative Systems, Inc. to perform an audit of there financial statements for the year ended September 30, 2002. Furthermore, we have received confirmation of payment of our retainer for said audit and began our audit procedures on January 21, 2003 with an expected completion date of February 21, 2003.

                                            Sincerely,



                                            /s/ ROBISON, HILL & CO.
                                            Certified Public Accountants





MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF THE SEC PRACTICE SECTION and THE PRIVATE COMPANIES PRACTICE SECTION

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